Exhibit 99.1

Press Release

nexxbuild Announces Strategic Merger with Investcorp Europe Acquisition Corp I (IVCBF:US)

Wilmington, Delaware – May 27, 2025 – In a move aiming to change the construction materials distribution landscape, nexxbuild is thrilled to announce its strategic merger (the “Merger”) with Investcorp Europe Acquisition Corp I (IVCBF:US) (“IVCB”). This partnership signifies a step in nexxbuild’s mission to unify independent local distributors under a cohesive nationwide platform, enhancing their service capabilities and expanding their market reach.

“Today marks the beginning of an exciting future for local distributors across the country,” stated Nav Rau, CFO of nexxbuild. “As we launch nexxbuild, we are dedicated to revolutionizing the construction materials distribution sector through a ‘people first, tech forward’ vision.” This vision reflects a commitment to integrating cutting-edge technology while keeping the focus on the personal relationships, which are the cornerstones of nexxbuild’s approach.

Vikas Mittal, Director, Chief Executive, and Financial Officer of Investcorp European Acquisition Corp echoed this sentiment, emphasizing the unique advantages that come with the merger. “nexxbuild’s platform offers a compelling vision—one that respects the independence of local distributors while aiming to enhance their capabilities through shared resources, technology, and scale. The objective is for local distributors to maintain their unique identities while also benefiting from the support, strength, and reach of a nationwide network, allowing for each local distributor to thrive independently and at the same time to be a part of something much larger. If successful, the Merger could position nexxbuild to deliver greater operational efficiency and improved service across its markets, while creating long-term value for all stakeholders involved.”

The merger with IVCB will empower nexxbuild to significantly expand its offerings and enhance its service capabilities, positioning the company for growth.

Key Highlights:

●	Empowerment of Local Distributors: nexxbuild is committed to fostering growth while preserving the identities, cultures, and relationships of local distributors.

●	People-First, Technology-Forward: The company is dedicated to being both people-focused and technology-driven, providing access to innovative digital tools that enhance the growth and relevance of the nexxbuild family of brands.

●	Elevated Service and Product Offerings: nexxbuild aims to elevate service and product offerings for vendors and customers alike, ensuring an enhanced experience across the board.

Advisors

Advisors to the transaction include Maxim Group LLC, which is serving as exclusive financial advisor to nexxbuild. Duane Morris is serving as counsel to nexxbuild. Edelman Legal Advisory PLLC is serving as counsel to Investcorp Europe Acquisition Corp I.

About nexxbuild:

Nexx HoldCo, LLC (“nexxbuild”) brings together the strengths of independent local distributors, forming a unified nationwide platform servicing the construction industry. Where personalized service and local expertise are vital, nexxbuild focuses on empowering these businesses, allowing them to thrive on their own terms while being supported by the comprehensive resources of a national network.

About Investcorp Europe Acquisition Corp I (IVCBF:US):

Investcorp Europe Acquisition Corp I (IVCBF:US) is a special purpose acquisition company that seeks to leverage its expertise to create value and drive growth in the construction materials sector.

Participants in Solicitation

IVCB, nexxbuild, and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from IVCB’s shareholders with respect to the Merger. Investors and securityholders may obtain more detailed information regarding the names and interests in the Merger of the directors and officers of each of IVCB and nexxbuild with respect to the Merger in the proxy statement/prospectus for the Merger when available and in such companies’ respective filings with the Securities and Exchange Commission (the “SEC”), the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, amendments and supplements, and other documents filed with the SEC. Such information with respect to nexxbuild’s managers and executive officers will also be included in the proxy statement/prospectus. You may obtain free copies of these documents as described below under the heading “Additional Information and Where to Find It.”

No Offer or Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Merger. The press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities of IVCB or nexxbuild in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between nexxbuild and IVCB. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the business combination agreement; (iii) the failure to achieve the minimum amount of cash available following any redemptions by IVCB’s stockholders; (iv) redemptions exceeding anticipated levels or the failure to meet initial listing standards in connection with the consummation of the transactions; (v) the effect of the announcement or pendency of the transactions on nexxbuild business relationships, operating results, and business generally; (vi) changes in the markets in which nexxbuild competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (vii) changes in domestic and global general economic conditions; (viii) costs related to the transactions and the failure to realize anticipated benefits of the transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions; (ix) the ability to recognize the anticipated benefits of the transactions and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of nexxbuild to grow and manage growth economically and hire and retain key employees and to develop and acquire other construction supply platforms; (x) the risk that nexxbuild may fail to keep pace with rapid technological developments to provide new and innovative products and services; and (xi) those factors discussed in IVCB’s filings with the SEC and that that will be contained in the proxy statement/prospectus relating to the transactions.

The foregoing list of factors is not exhaustive. And forward-looking statements speak only as of the date of this press release. Accordingly, these forward-looking statements should not be relied upon as representing IVCB or nexxbuild assessments as of any date after the date of this press release. Further, readers are cautioned not to put undue reliance on forward-looking statements. While IVCB and nexxbuild may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law. Neither of IVCB nor nexxbuild gives any assurance that IVCB or nexxbuild, or the combined company, will achieve its expectations. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of IVCB and/or nexxbuild. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the proxy statement/prospectus and the amendments, the definitive proxy statement/prospectus to be filed in connection with the transactions, and other documents to be filed by IVCB from time to time with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 11, 2024 and any subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Copies will be available on the SEC’s website, www.sec.gov.

All forward-looking statements are expressly qualified in their entirety by such factors. IVCB does not undertake any duty to update any forward-looking statement except as required by law.

Additional Information and Where to Find It

In connection with the Merger, IVCB intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will be both the proxy statement to be distributed to the shareholders of IVCB in connection with IVCB’s solicitation of proxies for the vote by its shareholders with respect to the proposed transaction and other matters as may be described in the definitive proxy statement/prospectus, as well as a prospectus relating to the offer and sale of the securities to be issued in the proposed transaction. Shareholders are encouraged to read the Registration Statement, when available, as it will contain important information.

This press release does not contain any information that should be considered by IVCB’s shareholders or nexxbuild’s members concerning the proposed transaction and is not intended to constitute the basis of any voting or investment decision in respect of the proposed transaction or the securities of the combined company. The respective shareholders of IVCB and nexxbuild and other interested persons are advised to read, when available, Registration Statement and documents incorporated by reference therein filed in connection with the Merger, as these materials will contain important information about IVCB, nexxbuild, and the Merger.

When available, the definitive proxy statement/prospectus and other relevant materials for the Merger will be mailed to shareholders of IVCB as of a record date to be established for voting on the Merger. Shareholders of IVCB will also be able to obtain copies of the Registration Statement, the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s web site at www.sec.gov or by directing a request to IVCB at Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111, George Town, Grand Cayman KY1-1102, Cayman Islands.

Contact

IVCB

Century Yard, Cricket Square, Elgin Avenue, P.O. Box 1111,

George Town, Grand Cayman KY1-1102, Cayman Islands

Attn: Vikas Mittal

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